Exhibit 10.1

Amendment to the Employment Agreement

WHEREAS, the Board of Directors of National CineMedia, Inc. (the “Company”) has determined that it is in the best interest of the Company and its shareholders to extend the employment of Scott Felenstein (“Executive”) past the expiration date set forth in his current Employment Agreement with the Company dated April 3, 2017 (the “Employment Agreement”);

WHEREAS, Executive desires to continue his employment with the Company; and

WHEREAS, the Company and Executive have therefore agreed to extend the Employment Agreement and amend certain terms thereof, as set forth in this Amendment to the Employment Agreement (the “Amendment”).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following changes to the Employment Agreement, effective as of May 1, 2020 (the “Effective Date”):

1.Section 1 of the Employment Agreement shall be amended to change the Effective Date from April 24, 2017 to May 1, 2020.

2.To reflect Executive’s continued employment with the Company, Section 1 of the Employment Agreement shall further be amended to change the date in (i) from April 30, 2020 to April 30, 2021.

3.Section 3(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following: “[Section Intentionally Deleted.]”

4.To memorialize Executive’s earlier base salary increase, Section 3(b) of the Employment Agreement shall be amended to change Executive’s Base Salary from $500,000 to $530,714.39.

5.The proviso in Section 3(c) of the Employment Agreement, stating “; provided, however, that Executive’s bonus in respect to calendar year 2017 shall be no less than $300,000” shall be deleted in its entirety.

6.Section 3(d) of the Employment Agreement shall be deleted other than the first sentence thereof, which shall remain without change.

7.Section 4(f)(ii) of the Employment Agreement shall be deleted in its entirety and replaced with the following: “[Section Intentionally Deleted.]”

8.The following shall be added to the Employment Agreement as Section 6(j) thereof:

(j) Scope of Disclosure Restrictions. Executive understands and acknowledges that nothing in this Agreement or any other Company policy or agreement prohibits him from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings, and that he is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information he obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive understands that, and the Company is hereby advising him as follows, pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

9.Except as expressly modified herein, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below.

	National CineMedia, Inc.		Scott Felenstein
	/s/ Thomas F. Lesinski		/s/ Scott Felenstein
By:	Thomas F. Lesinski
Title:	CEO

Date:	April 30, 2020	Date:	April 29, 2020

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